NEWS BULLETIN                      Re:

FROM: FRB                          ADVANCED MEDICAL, INC.
                                   9775 BUSINESSPARK AVENUE
                                   SAN DIEGO, CA 92131
                                   (619) 566-9000
                                   TRADED: ASE: AMA

The Financial Relations Board

For Further Information:
At the Company:
Barbara Burkett
Director - Corporate Communications

At Financial Relations Board:
Timothy Kent                       Kathy Brunson
General Information                Investment Community Contact
11611 San Vincente Blvd., #700875 N. Michigan, #2250
Los Angeles, CA 90049         Chicago, IL 60611
(310) 442-0599                     (312) 266-7800

FOR IMMEDIATE RELEASE
OCTOBER 24, 1996


ADVANCED MEDICAL ANNOUNCES EARLY TERMINATION OF THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT WAITING PERIOD HAS BEEN GRANTED

     SAN DIEGO, CALIFORNIA, October 24, 1996. . .ADVANCED MEDICAL, INC.(ASE:AMA) announced today that it had been notified by the Federal Trade Commission that early termination of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, waiting period had been granted in connection with its previously announced combination with IVAC Medical Systems, Inc. The closing of the combination is subject to certain other closing conditions including the completion of the financing necessary to consummate the transaction.

     Advanced Medical, Inc., through its IMED Corporation subsidiary, is one of the largest developers and manufacturers of intravenous infusion pumps and proprietary disposable products in the United States and has sales in 38 foreign countries.

     For more information on Advanced Medical, Inc., via facsimile at no cost, simply call 1-800-PRO-INFO and dial client code 086.


                         ###